UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2004

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Connecticut	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip code)

(860) 862-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On August 3, 2004, the Mohegan Tribal Gaming Authority (the “Authority”) issued a press release relating to the closing on the same date of a Rule 144A private placement of $225 million 7 1/8% senior subordinated notes due 2014. The net proceeds from this offering, together with the proceeds of a draw on the Authority’s existing bank credit facility, were used to repurchase its outstanding 8 1/8% senior notes due 2006 and its outstanding 8 3/8% senior subordinated notes due 2011, to the extent such notes have been tendered in accordance with the cash tender offer and consent solicitation commenced on July 15, 2004, and to pay fees and expenses associated therewith. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This press release may also be found on the Authority’s website at www.mohegansun.com, under “About Mohegan Sun/Investor Relations/Financial News”.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed as part of this report:

99.1	Press Release of the Mohegan Tribal Gaming Authority, dated August 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: August 5, 2004	By:	/s/ Mark F. Brown
Mark F. Brown
Chairman, Management Board

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Mohegan Tribal Gaming Authority, dated August 3, 2004.